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                                                                   Exhibit 10.12

                                PROMISSORY NOTE
                                    ("Note")

$5,700,000.00

                                                                Orlando, Florida
                                                            As of April 27, 2004

         THE UNDERSIGNED, ("Maker"), promises to pay to the order of JOHN SHARP ("Payee"), whose mailing address is 700 Clay Street, Winter Park, Florida 32789, the principal sum of FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS
($5,700,000.00), with interest on the unpaid principal from the date hereof at the following rate and payable in the following manner:

         (a) The interest rate shall be a fixed rate equal to seven percent (7.00%) per annum.

         (b) Principal shall be paid in five (5) equal annual installments of One Million and No/100 Dollars ($1,000,000.00) plus interest commencing April 27, 2005 and each April 27th thereafter until the Maturity Date.

         (c) The entire unpaid principal balance, together with accrued interest, shall be due and payable on or before April 26, 2010 ("Maturity Date").

         Default Rate. After the occurrence of an Event of Default, as hereinafter defined or after maturity, this Note and all sums due hereunder shall bear interest at the highest rate allowed by law from the date of default or maturity until paid.

         Interest Basis. Interest shall be calculated on the basis of a three hundred sixty five (365) day year for actual days elapsed.

         Security. This Note is secured by, among other things, a Mortgage (the "Mortgage") upon real property (the "Property") in Orange County, Florida. This Note, the Mortgage and other loan documents as may be now or hereafter executed in connection therewith ("Loan Document(s)") shall together evidence the debt and constitute the security for the Note.

         Application of Payments. All payments made on the indebtedness evidenced by this Note shall be applied first to repayment of monies paid or advanced by Payee on behalf of the Maker in accordance with the terms of the Loan Documents, and thereafter shall be applied to payment of accrued interest, and lastly to payments of principal in the inverse order of their maturity. No partial prepayment of principal will have the effect of postponing, satisfying, reducing or otherwise affecting any scheduled installment before this Note is paid in full.

         Prepayment. In the event the principal payment is repaid earlier from one year from closing, a minimum of one year's interest shall by paid by Maker to Payee.

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         Place and Manner of Payment. All payments of interest and principal are payable in lawful money of the United States of America in cash or immediately available funds, or by check with credit to be given upon receipt (subject to revocation of such credit should the check be returned for nonpayment for any reason), at the Payee's office at which the payment is made, or at such other place as the Payee may designate in writing.

         Events of Default. Maker shall be in default in this Note upon the occurrence of any of the following events, circumstances or conditions (each an "Event of Default"):

            (a) Maker's failure to make any payment of any sum due hereunder within ten (10) days of the due date thereof to Maker,

            (b) "The existence of a default or breach of any of the terms of this Note or any other Loan Document which is not cured within ten (10) days of any occurrence.

         Remedies after Default. At the option of Payee, all or any part of the principal and accrued interest on the Note, and all other obligations of the Maker to the Payee shall become immediately due and payable without additional notice a demand, upon the occurrence of an Event of Default or at any time thereafter. Payee may exercise all rights and remedies provided by law, equity, this Note or any other Loan Document or any other obligation of the Maker to the Payee. All rights and remedies as set forth in the Loan Documents are cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefore shall arise. Such remedies are not exclusive, and Payee is entitled to all remedies provided at law or equity, whether or not expressly set forth therein. No act, or omission or commission or waiver of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be effective unless set forth in a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event, nor shall any single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, remedy or recourse. No notice to or demand on any party liable for the payment of this Note in any case shall entitle any such party to any other or further notice or demand in the same, similar or other circumstances unless specifically requested in writing pursuant to the terms of the Loan Documents.

         Taxes. All parties liable for the payment of this Note agree to pay all documentary stamp tax, nonrecurring intangible tax, and all interest and penalties, if any, on this Note and advances hereunder and on any instrument securing the foregoing.

         Collection Expenses. All parties liable for the payment of the Note agree to pay the Payee all costs incurred by the Payee, whether or not an action be brought, in collecting the sum s due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such costs and expenses shall include, but are not


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limited to, filing fees, costs of publication, deposition fees, stenographer fees, witness fees and other court and related costs. Sums advanced by the Payee for the payment of collection costs and expenses shall accrue interest at the Penalty Rate, from the time they are advanced or paid by the Payee, and shall be due and payable upon payment by Payee without notice or demand and shall be secured by the lien of the Mortgage.

         Attorneys' Fees. All parties liable for the payment of the Note agree to pay the Payee reasonable attorneys' fees incurred by the Payee, whether or not an action be brought, in collecting the sums due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such reasonable attorneys' fees shall include, but not be limited to, fees for attorneys, paralegals, legal assistants, and expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, receivership, or other proceedings effecting creditor's rights and involving a claim under the Note or any Loan Document, which such proceedings may arise before or after entry of a final judgment. Such fees shall be paid regardless whether suit is brought and shall include all fees incurred by Payee at all trial and appellate levels including bankruptcy court. Sums advanced by the Payee for the payment of attorneys' fees shall accrue bankruptcy interest at the Penalty Rate, from the time they are advanced by the Payee, and shall be due and payable upon payment by Payee without notice or demand and shall be secured by the lien of the Mortgage.

         Waiver and Consent. By the making, signing, or endorsement of this
Note:

            (a) Maker waives demand, presentment, protest, notice of protest, notice of dishonor, suit against any party and all of the requirements necessary to hold any maker liable;

            (b) Maker and each co-signer consents to Payee's release of, agreement not sue, suspension of the right to enforce this instrument against and discharge or compromise of any obligation of any co-signer all without notice to or further reservations of rights against any of such parties, and all without in any way affecting or releasing the liability of any of such parties;

            (c) Maker and each co-signor waives and consents to the release, substitution, impairment, exchange and other dealing in any manner with all or any portion of any collateral securing this Note and any right of set-off that may now or hereafter secure this Note, all without notice to or further reservations of rights against any of such parties, and all without in any way affecting or releasing the liability of any of such parties, even though such release, substitution, impairment, exchange or other dealing may in any manner and to any extent impair any such collateral, lien or right of set-off;

         Choice of Law and Venue. This Note shall be governed by the Laws of the State of Florida, and the United States of America, whichever the context may require or permit. The Maker to this obligation expressly agrees that proper venue for any action which may be brought under this Note in addition to any other venue permitted by law shall be any county in which property encumbered


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by the Mortgage is located. Should Payee institute any action under this Note, the Maker hereby submits to the jurisdiction of any court sitting in Florida,

         Severability. If any provision of this Note shall be held unenforceable or void, then such provision shall be deemed severable from the remaining provisions and shall in no way affect the enforceability of the remaining provisions nor the validity of this Note.

         Time of the Essence. Time is of the essence with respect to each provision in this Note where a time or date for performance is stated. All time periods or dates for performance stated in this Note are material provisions of this Note.

         Documentary Stamps. Florida Documentary stamp tax as required by Chapter 201 of the Florida Statutes in the amount required by Florida law have been paid and are affixed to the original Mortgage and Security Agreement, of even date herewith, which secures this Note.

         IN WITNESS WHEREOF, Maker has executed and delivered this instrument this day and year first above written.

                                           BLACK AMBER DEVELOPMENT, INC.
                                           an Ontario corporation

                                           By: /s/ RUSSEL ALLEN
                                               -------------------------------
                                                   Russel Allen,
                                                   its President


                                           ASHTON WOODS ORLANDO LIMITED
                                           PARTNERSHIP, a Florida limited
                                           partnership

                                           By: Ashton Woods Lakeside, LLC,
                                               a Nevada limited liability
                                               company, its General Partner

                                               By: /s/ HARRY ROSENBAUM
                                                   ---------------------------
                                                       Harry Rosenbaum,
                                                       its Manager